UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1 to
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2008

FLAGSHIP GLOBAL HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30556	11-3210792

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

220 West 42nd Street, 23rd Floor, New York, NY	10036
_______________________________________________	____________
(Address of Principal Executive Offices)	(Zip Code)

(212) 340-9100
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

In the process of finalizing our Quarterly Report on Form 10-Q for the period ended March 31, 2008, we noted an error in the press release included as Exhibit 99.1 to our Current Report on Form 8-K filed on May 2, 2008. As a result, we are filing this amendment to the Form 8-K, solely for the purpose of correcting such error.

Item 8.01. Other Items.

Flagship Global Health, Inc. (the “Company”) is filing this Current Report on Form 8-K/A to correct certain information appearing in the press release included in Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on May 2, 2008. The reference in the press release to the total working capital of the Company at April 30, 2008 was incorrect and should have read that at April 30, 2008, the Company had a working capital deficit of approximately $300,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLAGSHIP GLOBAL HEALTH, INC.

	By:	/s/ John H. Flood III
Date: May 15, 2008	Name:	John H. Flood III
	Title:	President and Chief Executive Officer